UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2026, OraSure Technologies, Inc. (the “Company”) announced its entry into a cooperation agreement (the “Cooperation Agreement”) with Altai Capital Management, L.P. and Altai Capital Management, LLC (collectively, “Altai”).

Pursuant to the Cooperation Agreement, Altai irrevocably withdraws its prior notice, nominations, and stockholder proposal, effective upon execution of the Cooperation Agreement. Additionally, pursuant to the Cooperation Agreement, the Board of Directors (the “Board”) of the Company has (i) appointed John D. Bertrand as a Class II director of the Board with a term expiring at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), (ii) appointed Mr. Bertrand to the Nominating and Corporate Governance Committee of the Board, and (iii) agreed to, among other things, take all necessary actions to seek the approval of the Company’s stockholders at the 2026 Annual Meeting of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the structure of the Board such that, if approved by the Company’s stockholders in accordance with the Charter, the Company’s Third Amended and Restated Bylaws (the “Bylaws”), and the Delaware General Corporation Law, then the Company will phase-in annual director elections across each of Class I, Class II and Class III directors over subsequent annual meetings.

The Company has agreed to include Mr. Bertrand on its slate of director nominees for the 2026 Annual Meeting and to solicit proxies for the election, and support and recommend for the election, of Mr. Bertrand at the 2026 Annual Meeting in the same manner as for the Company’s other director nominees. Additionally, the Company agreed not to increase the size of the Board to more than eight (8) directors prior to the 2027 annual meeting of stockholders without the prior written consent of Altai.

Pursuant to the Cooperation Agreement, for so long as Altai beneficially owns, in the aggregate, 5% or more of the Company’s then-outstanding shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”), in the event that Mr. Bertrand is no longer able or willing to serve as a director of the Company, the parties shall cooperate in good faith to identify a mutually acceptable replacement director, who shall (i) qualify as an “independent director” under the applicable rules of the Securities and Exchange Commission (the “SEC”), the rules of any stock exchange on which the Company is traded and the applicable governance policies of the Company, (ii) unless otherwise consented to by the Board, not be an officer, director, employee or Affiliate of Altai, and (iii) satisfy the publicly disclosed guidelines and policies of the Company with respect to service on the Board, including meeting all other qualifications required for service as a director set forth in the Charter and the Bylaws, Board committee charters, the Company’s Corporate Governance Guidelines and any similar documents applicable to directors.

Prior to the Termination Date (as defined below), Altai has agreed to vote all of the shares of the Company it beneficially owns in accordance with the Board’s recommendations on all proposals or business that may be the subject of stockholder action at stockholder meetings, except (i) if Institutional Shareholder Services, Inc. or Glass Lewis issues a voting recommendation that differs from the Board’s recommendation for a proposal (other than with respect to director elections), Altai may follow such alternative recommendation, and (ii) Altai may vote in its sole discretion with respect to any proposals with respect to an extraordinary transaction that is subject to a vote of the Company’s stockholders.

The Cooperation Agreement also contains customary standstill, non-disparagement and expense reimbursement provisions. The Cooperation Agreement will terminate upon the earlier of (i) thirty (30) days prior to the nomination deadline under the Bylaws for the nomination of director candidates for election to the Board at the 2027 Annual Meeting and (ii) March 31, 2027 (the “Termination Date”), and it may be terminated earlier pursuant to certain terms of the agreement.

The description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the Cooperation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2026, the Board appointed John D. Bertrand as a new member of the Board, effective as of April 16, 2026 (the “Effective Date”). Mr. Bertrand will serve as a Class II director of the Company, with an initial term expiring at the 2026 Annual Meeting, or until his earlier resignation, death or removal, and will serve as a member of the Nominating and Corporate Governance Committee of the Board.

The Board has determined that Mr. Bertrand qualifies as an independent director under the rules of the Nasdaq Stock Market LLC and as defined by Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Bertrand will participate in the Company’s Non-Employee Director Compensation Policy (the “Policy”). A description of the Policy is set forth in the section entitled “Director Compensation,” in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025. Pursuant to the Policy and the Company’s Stock Award Plan, on the Effective Date, Mr. Bertrand will be granted an initial equity award of time-vested restricted shares of the Company’s common stock having an aggregate value of $100,000. The foregoing grant will vest two years following the date of grant, and will be subject to the terms of the Company’s Stock Award Plan and the award agreements thereunder.

There are no arrangements or understandings between either Mr. Bertrand and any other person pursuant to which he was selected as a director of the Company. Mr. Bertrand does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Mr. Bertrand has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Except for the Cooperation Agreement, there is no arrangement or understanding between the Company and Mr. Bertrand pursuant to which he was appointed to the Board, and there have been no related party transactions between the Company and Mr. Bertrand that would be reportable under Item 404(a) of Regulation S-K.

Mr. Bertrand will also enter into the Company’s standard form of indemnification agreement, which has been previously filed with the SEC.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Company’s entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The fact that the information is being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K or attached Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Cooperation Agreement, dated April 16, 2026, by and between OraSure Technologies, Inc. and Altai Capital Management, L.P. and Altai Capital Management, LLC

99.1	Press Release, dated April 16, 2026

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: April 17, 2026	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner President and Chief Executive Officer

Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) is made and entered into as of April 16, 2026, by and between OraSure Technologies, Inc., a Delaware corporation (the “Company”), on the one hand, and Altai Capital Management, L.P., a Delaware limited partnership, and Altai Capital Management, LLC, a Delaware limited liability company (collectively, the “Investor”), on the other hand. The Company and the Investor are each herein referred to as a “party” and collectively, the “parties.”

WHEREAS, the Investor is a stockholder of the Company and currently beneficially owns 3,613,836 shares of common stock of the Company (“Common Stock”), constituting approximately 5.2% of the outstanding Common Stock;

WHEREAS, on January 15, 2026, the Investor submitted to the Company a notice of its intention to (i) nominate two candidates for election to the Board of Directors (the “Board”) at the 2026 Annual Meeting (the “2026 Annual Meeting”) and (ii) present a stockholder proposal (the “Notice”); and

WHEREAS, the Company and the Investor have determined to come to an agreement with respect to the composition of the Board, the Notice, and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Board Composition and Related Matters.

(a) The Investor hereby submits an irrevocable withdrawal of the Notice and the nominations and stockholder proposal submitted in connection therewith, which withdrawal shall become effective upon the execution and delivery of this Agreement.

(b) Effective upon the execution and delivery of this Agreement, the Board shall take all necessary actions to appoint John D. Bertrand (the “New Director”) to the Board as a Class II director with a term expiring at the 2026 Annual Meeting. The Board shall nominate the New Director for election as a director at the 2026 Annual Meeting, shall recommend to the stockholders of the Company the election of the New Director to the Board, and shall solicit proxies in favor of the election of the New Director to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees.

(c) Effective upon the execution and delivery of this Agreement, the New Director shall be appointed to the Nominating and Corporate Governance Committee of the Board and shall be entitled to serve on such committee until the Termination Date (so long as he continues to meet applicable rules for service on such committee of any stock exchange on which the Company is traded). The New Director shall be given the same consideration for membership on other committees of the Board as any other independent director, subject in all respects to applicable law, stock exchange rules and the Board’s good faith determination of director independence and qualifications.

(d) The New Director must (i) qualify as an “independent director” under the applicable rules of the SEC, the rules of any stock exchange on which the Company is traded, and the applicable governance policies of the Company, and (ii) satisfy the publicly disclosed guidelines and policies of the Company with respect to service on the Board, including meeting all other qualifications required for service as a director set forth in the Company’s Amended and Restated Certificate of Incorporation (as amended and as may be further amended from time to time, the “Charter”), the Company’s Third Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”), Board committee charters (where applicable), the Company’s Corporate Governance Guidelines and any similar documents applicable to directors.

(e) Prior to, and as a condition to, the New Director’s appointment to the Board, the New Director shall: (i) submit to the Company a completed a director’s and officer’s questionnaire in the form required by the Company and other reasonable and customary director onboarding documentation applicable to non-employee directors of the Company, including an authorization form to conduct a customary background check and consent to such background check; (ii) have executed a consent to be named as a director in the Company’s proxy statement; (iii) provide to the Company a written representation that the New Director, upon appointment to the Board, would be in compliance with, and will comply with, all applicable confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and related policies and guidelines of the Company that have been publicly disclosed and otherwise provided to the New Director; and (iv) execute the Company’s form of confidentiality agreement for directors.

(f) The Investor acknowledges and agrees that: (i) consistent with his fiduciary duties as a director of the Company, the New Director is obligated to consider in good faith, to the same extent as any other director of the Company, recusal from any Board or committee meeting in the event there is any actual or potential conflict of interest between the New Director, on the one hand, and the Company, on the other hand; and (ii) the Board may restrict the New Director’s access to information of the Company to the same extent it would for any other director of the Company, in accordance with applicable law. The Investor acknowledges that the Board or any committee thereof, in the exercise of its fiduciary duties, may recuse the New Director from any portion of a Board or committee meeting, and restrict access to information of the Company, to the extent relating to (i) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement, (ii) any action taken in respect of or in response to actions prohibited in Section 3 taken or proposed by the Investor or its controlled Affiliates, in each case, with respect to the Company or its Affiliates, or (iii) any proposed transaction between the Company or any of its Affiliates and the Investor or any of its controlled Affiliates.

(g) The Investor agrees that there shall be no contracts, plans or arrangements, written or otherwise, in effect during the term of this Agreement between the Investor or any of its Affiliates and the New Director providing for any compensation, reimbursement of expenses or indemnification of the New Director in connection with the New Director’s service on the Board.

(h) For so long as the Investor beneficially owns, in the aggregate, 5% of the Company’s then-outstanding Common Stock, in the event that the New Director is no longer able or willing to serve, or otherwise ceases to serve, as a director of the Company for any reason, the parties shall cooperate in good faith to identify a mutually acceptable replacement director, who shall (i) qualify as an “independent director” under the applicable rules of the SEC, the rules of any stock exchange on which the Company is traded, and the applicable governance policies of the Company, (ii) have the relevant financial and business experience to be a director of the Company, (iii) unless otherwise consented to by the Board, not be an officer, director, employee, or Affiliate of the Investor, and (iv) satisfy the publicly disclosed guidelines and policies of the Company with respect to service on the Board, including meeting all other qualifications required for service as a director set forth in the Charter and the Bylaws, Board committee charters (where applicable), the Company’s Corporate Governance Guidelines and any similar documents applicable to directors. Any such replacement director shall be subject to the same conditions to appointment set forth in Section 1(e) and shall, upon appointment, be deemed to be the New Director for all purposes under this Agreement. The Investor shall notify the Company promptly if at any time the Investor’s aggregate beneficial ownership of Common Stock decreases to less than 3% of the outstanding Common Stock.

(i) The Board and all applicable committees of the Board shall take all necessary actions to seek the approval of the Company’s stockholders at the 2026 Annual Meeting of an amendment to the Charter to declassify the structure of the Board (the “Declassification Proposal”) such that, if approved by the Company’s stockholders in accordance with the Charter, the Bylaws, and the Delaware General Corporation Law, then (i) the Company’s Class III directors with terms expiring at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) shall stand for election at such meeting and subsequent annual meetings for one-year terms expiring at the next annual meeting of stockholders; (ii) the Company’s Class I directors with terms expiring at the 2028 Annual Meeting of Stockholders shall stand for election at subsequent annual meetings for one-year terms expiring at the next annual meeting of stockholders; and (iii) the Company’s Class II directors with terms expiring at the 2029 Annual Meeting of Stockholders shall stand for election at such meeting and subsequent annual meetings for one-year terms expiring at the next annual meeting of stockholders, and in each case as to clauses (i), (ii) and (iii), until each such director’s successor is duly elected and qualified. The Board shall recommend in favor, and use its reasonable best efforts to solicit stockholder approval, of the Declassification Proposal at the 2026 Annual Meeting.

(j) From the execution of this Agreement until the Company’s announcement of earnings for the fourth quarter of 2026, (i) the Company’s management will meet with the Investor one time per fiscal quarter (including the second fiscal quarter of 2026) to discuss financial and strategic matters, based on public information and subject to reasonable availability of the Investor, and (ii) the Investor may, at its request, meet with the full Board, or a majority of the Board with the CEO and CFO participating, once per quarter (including the second fiscal quarter of 2026), to hear the perspectives of the Investor, subject to reasonable availability of the Investor; provided, however, that the Investor’s rights pursuant to this Section 1(j) shall terminate immediately upon the Investor’s or its Affiliate’s submission of (or announcement of intention to submit) a notice of intention to nominate directors for election at the 2027 Annual Meeting.

(k) The Company shall not increase the size of the Board to more than eight (8) directors prior to the 2027 Annual Meeting without the prior written consent of the Investor (email being sufficient). Notwithstanding anything to the contrary herein, unless this Agreement was terminated due to the Investor’s material breach of any of Sections 1 through 6 in accordance with Section 10(a)(iii), this Section 1(k) shall survive termination of this Agreement though the 2027 Annual Meeting.

2.	Voting Commitment.

Until the Termination Date, the Investor shall, or shall cause its Representatives to, (a) appear in person or by proxy at each Stockholder Meeting and (b) vote, or deliver consents or consent revocations with respect to, all shares of Common Stock beneficially owned by the Investor, and over which it has voting power or the right to direct the voting, in accordance with the Board’s recommendations with respect to all proposals submitted to stockholders at such Stockholder Meeting, in each case as the Board’s recommendation is set forth in the definitive proxy statement, consent solicitation statement or revocation solicitation statement filed by the Company in respect of such Stockholder Meeting or as otherwise disclosed by the Company. Notwithstanding the foregoing, in the event that Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC publish voting recommendations that differ from the Board’s recommendation with respect to any proposal (other than a proposal with respect to director elections or removal) submitted to the stockholders at any Stockholder Meeting, the Investor shall be permitted to vote, or deliver consents or consent revocations with respect to, any shares beneficially owned by the Investor in accordance with such recommendations; provided, further, that the Investor shall be permitted to vote in its sole discretion with respect to any Extraordinary Transaction. The Investor shall, or shall cause its Representatives to, take all actions necessary (including by calling back loaned out shares) to ensure that the Investor has voting power for each share beneficially owned by the Investor on the record date for each Stockholder Meeting.

3.	Standstill.

Prior to the Termination Date, except as otherwise provided in this Agreement, without the prior written consent of the Company, the Investor shall not, and shall cause its Affiliates not to, directly or indirectly, whether alone or in concert with others:

(a) acquire, offer, or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis or pursuant to an Extraordinary Transaction approved by the Board), whether by purchase, tender offer or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying voting securities that would result in the Investor owning, controlling or otherwise having any beneficial or other ownership interest of, in the aggregate, more than 9.9% of the shares of Common Stock outstanding at such time, including through any derivative, swap or other synthetic arrangement designed to provide economic exposure to such securities (the “Ownership Cap”);

(b) sell, assign or otherwise transfer or dispose of shares of Common Stock, or any rights decoupled from such shares, beneficially owned by the Investor or any of its Affiliates, other than in open market sale transactions where the identity of the purchaser is not known or in underwritten widely-dispersed public offerings, to any Third Party that, to the Investor’s knowledge (it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest of, in the aggregate, more than 4.9% of the shares of Common Stock outstanding at such time or would increase the beneficial ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest of, in the aggregate, more than 4.9% of the shares of Common Stock outstanding at such time;

(c) (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) knowingly initiate, encourage, assist or participate in any solicitation of proxies, consents or consent revocations in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) knowingly initiate, encourage, assist or participate in any solicitation of proxies, consents or consent revocations in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; (v) knowingly initiate, encourage or participate in any “withhold” or similar campaign with respect to any proposal for consideration at, or other business brought before, any Stockholder Meeting; (vi) call or seek to call, or request the call of, or initiate a consent solicitation or consent revocation solicitation with respect to, alone or in concert with others with respect to the Company; or (vii) call, convene or seek to call or convene any “town hall” meeting with respect to the Company;

(d) form, join or in any way participate in any group or agreement of any kind with respect to any voting securities of the Company (other than a group or agreement solely with its Affiliates);

(e) knowingly seek to advise, influence or encourage any person with respect to the voting of (or execution of a written consent in respect of) any securities of the Company or otherwise seek to direct or influence the voting or disposition of any such securities (other than any advice, influence or encouragement that is consistent with the Board’s recommendation in connection with such matter);

(f) comment publicly about any director or the Company’s management, policies, strategy, operations, financial results or any transactions involving the Company or any of its subsidiaries;

(g) deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement or agreement that (i) is with an Affiliate of the Investor that agrees to be bound by the terms and conditions of this Agreement as if it were a party hereto, (ii) would not result in the Investor exceeding the Ownership Cap, and (iii) does not otherwise restrict or transfer the Investor’s ability to comply with its obligations under this Agreement;

(h) seek publicly, alone or in concert with others, to amend any provision of the Charter, the Bylaws or any of the Company’s Board committee charters, corporate governance guidelines and any similar documents applicable to directors;

(i) demand an inspection of the Company’s books and records;

(j) make any public proposal or public statement or otherwise knowingly seek to encourage, advise or assist any person in so encouraging or advising with respect to: (A) any change in the composition, number or term of directors serving on the Board or the filling of any vacancies on the Board; (B) any change in the capitalization, share repurchase, or dividend policy, or share repurchase programs or practices of the Company; (C) any other change in the Company’s management, governance, business, operations, strategy, corporate structure, affairs or policies; (D) any Extraordinary Transaction; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(k) initiate, make or in any way knowingly participate in any Extraordinary Transaction or make any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter or otherwise publicly disclose any intent, plan or proposal with respect to any Extraordinary Transaction;

(l) initiate, make, effect, seek to effect, offer or propose to effect, cause or participate in, or in any way knowingly assist or facilitate any other person to effect, seek, offer or propose to effect, or participate in, directly or indirectly, or act in any way that would reasonably be expected to result in, or require a public announcement or disclosure related to: (i) a material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) a tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) a recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(m) enter into any negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;

(n) publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement; or

(o) take any action challenging the validity or enforceability of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement.

Notwithstanding the foregoing, nothing in this Section 3 shall prevent the Investor or its Affiliates from: (i) making any factual statement to the extent required by applicable legal process, subpoena or legal requirement from any Governmental Authority with competent jurisdiction over the Investor so long as such request did not arise as a result of any action by the Investor; (ii) communicating confidentially with the Company so long as such communications would not reasonably be expected to trigger public disclosure obligations for either party; (iii) tendering shares, receiving payment for shares or otherwise participating in any transaction approved by the Board on the same basis as the other stockholders of the Company; (iv) communicating to its potential investors or investors publicly available factual information regarding, or any belief or opinion based upon such factual information with respect to, the Company, provided such communications are not reasonably expected to be publicly disclosed and are understood by the parties involved to be private communications; or (v) privately communicating with Investor’s Affiliates or Representatives.

For the avoidance of doubt, nothing in this Agreement shall be deemed to limit the exercise in good faith by the New Director of his fiduciary duties in his capacity as a director of the Company.

4.	Mutual Non-Disparagement.

(a) Until the Termination Date, without the prior written consent of the other party, neither party shall, nor shall it permit any of its Representatives to, directly or indirectly, in any capacity or manner, make, transmit or otherwise communicate any public statement of any kind, whether verbal, in writing, electronically transferred or otherwise, including any member of the media, that might reasonably be construed to be derogatory or constitute an ad hominem attack on, or otherwise undermine, criticize, disparage or defame the other party or such other party’s Affiliates, subsidiaries, their respective businesses, or their respective current or former principals, directors, officers, or employees (in each case, in their capacities as such). Notwithstanding anything to the contrary contained in this Agreement, a statement or announcement by an individual shall only be deemed to be made by (i) the Company, if made by a member of the Board or senior management team, or other designated representative acting in a capacity on behalf of, in concert with or at the direction of the Company; and (ii) the Investor, if made by a principal or general partner of the Investor, or other designated representative acting in a capacity on behalf of, in concert with or at the direction of the Investor.

(b) The restrictions in Section 4(a) shall not (i) apply to (A) any compelled testimony or production of information, whether by legal process, subpoena, or as part of a response to a request for information from any Governmental Authority with jurisdiction over the party from whom information is sought, in each case to the extent required, (B) any statement made in connection with any action to enforce this Agreement, (C) any private communications between or among the parties and their Representatives, (D) private communications between the Investor and its potential investors or investors with respect to publicly available factual information regarding, or any belief or opinion based upon such factual information with respect to, the Company, provided such communications are not reasonably expected to be publicly disclosed and are understood by the parties involved to be private communications, or (E) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations (provided that such disclosure is limited to the extent reasonably necessary); or (ii) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any Governmental Authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

(c) The restrictions in Section 4(a) shall not prevent any party from responding to any public statement made by the other party of the nature described in Section 4(a), if such statement by the other party was made in breach of this Agreement.

5.	No Litigation.

Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, encourage, pursue or assist any other person to threaten or initiate any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its Representatives based on information known or unknown as of the date of this Agreement, except for: (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement; (b) counterclaims with respect to any proceeding initiated by or on behalf of one party or its Affiliates against the other party or its Affiliates; (c) any Legal Proceeding with respect to claims of fraud in connection with, arising out of or related to this Agreement; or (d) bona fide commercial disputes that do not relate to the subject matter of this Agreement; provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of, or at the direct or indirect suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable). Each party represents and warrants that neither it nor any assignee or any of its Affiliates has initiated or filed any Legal Proceeding against the other party.

6.	Public Statements; SEC Filings.

(a) Within one (1) Business Day following the date of this Agreement, the Company shall issue a press release substantially in the form set forth in Exhibit A (the “Press Release”) announcing this Agreement. Prior to the issuance of the Press Release, neither the Company nor the Investor shall issue any press release or public announcement regarding this Agreement, or take any action that would require public disclosure thereof, without the prior written consent of the other party.

(b) Within one (1) Business Day following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K setting forth a brief description of the terms of this Agreement and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Company shall provide the Investor and its Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to its being filed with the SEC and consider in good faith any comments of the Investor and its Representatives.

(c) Within two (2) Business Days following the date of this Agreement, and not prior to the Company’s issuance of the Press Release and Form 8-K, the Investor shall file with the SEC an amendment to the its Schedule 13D reporting its entry into this Agreement, disclosing applicable items to conform to its obligations thereunder, and including this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement and the Press Release. The Investor shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to its being filed with the SEC and consider in good faith any comments of the Company and its Representatives.

(d) Except for the issuance of the Press Release and the filing of the Form 8-K and the Schedule 13D Amendment, neither party shall issue any press release or other public statement (including in any filing required under the Exchange Act) about the subject matter of this Agreement or the other party, except as required by law, Legal Requirement or applicable stock exchange listing rules or with the prior written consent of the other party and otherwise in accordance with this Agreement.

7.	Confidentiality.

The Investor acknowledges and agrees that the New Director shall be required to preserve the confidentiality of the Company’s information, including any non-public information entrusted to or obtained by such director by reason of his position as a director of the Company. The Investor further acknowledges and agrees that (i) the New Director shall not share any confidential information about the Company with the Investor without the Board’s consent, (ii) the Investor shall not seek to obtain any confidential information of the Company from the New Director and (iii) the Investor shall not be entitled to obtain any confidential information of the Company from the New Director, the Company’s management, or the Board, in each case, without first entering into an appropriate confidentiality agreement with the Company.

8.	Affiliates and Associates.

Each party shall cause its controlled Affiliates and Associates and direct its other Representatives to comply with the terms of this Agreement and shall be responsible for any breach or deemed breach of this Agreement by any such controlled Affiliate or Associate or other Representative. A breach of this Agreement by a controlled Affiliate or Associate of a party or a Representative of a party shall be deemed to occur if such controlled Affiliate or Associate or such Representative engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate or such Representative were a party to this Agreement.

9.	Representations and Warranties.

(a) The Investor hereby represents and warrants that: (i) it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by the Investor, constitutes a valid and binding obligation and agreement of the Investor and is enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (iii) the execution of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of its organizational documents as currently in effect; (iv) the execution, delivery and performance of this Agreement by the Investor does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Investor or (B) result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Investor is a party or by which the Investor is bound; and (v) as of the date of this Agreement, the Investor beneficially owns an aggregate of 3,613,836 shares of Common Stock and has voting and dispositive authority over all of such shares.

(b) The Company hereby represents and warrants that: (i) it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (iii) the execution of this

Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect; and (iv) the execution, delivery and performance of this Agreement by the Company does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (B) result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document of the Company or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

10.	Termination.

(a) Unless otherwise mutually agreed in writing by each party, this Agreement shall remain in effect until the date that the earlier of (i) thirty (30) days prior to the nomination deadline under the Bylaws for the nomination of director candidates for election to the Board at the 2027 Annual Meeting and (ii) March 31, 2027 (the “Termination Date”). Notwithstanding anything to the contrary in this Agreement:

(i) if the 2027 Annual Meeting is scheduled for a date that is more than thirty (30) days before the anniversary date of the 2026 Annual Meeting, the Company shall, no later than twenty (20) days before public announcement of such date, deliver written notice to the Investor (email being sufficient) of its intent to schedule the 2027 Annual Meeting for such a date, and, upon such delivery, this Agreement shall terminate. If applicable, such termination date shall be the “Termination Date” for purposes of this Agreement.

(ii) the obligations of the Investor pursuant to Sections 1, 2, 3, 4 and 6 shall terminate in the event that the Company materially breaches its obligations to the Investor pursuant to Sections 1, 4 or 6 or the representations and warranties in Section 9(b) and such breach has not been cured within fifteen (15) days after the Company’s receipt of written notice thereof from the Investor, or, if impossible to cure within fifteen (15) days, the Company has not taken substantive action to correct within fifteen (15) days following written notice of such breach from the Investor; provided, however, that the obligations of the Investor pursuant to Section 5 shall terminate immediately in the event that the Company materially breaches its obligations to the Investor under Section 5; and

(iii) the obligations of the Company pursuant to Sections 1, 4 and 6 shall terminate in the event that the Investor materially breaches its obligations in Sections 1, 2, 3, 4 or 6 or the representations and warranties in Section 9(a), and such breach has not been cured within fifteen (15) days after the Investor’s receipt of written notice thereof from the Company, or, if impossible to cure within fifteen (15) days, the Investor has not taken substantive action to correct within fifteen (15) days following written notice of such breach from the Company; provided, however, that the obligations of the Company pursuant to Section 5 shall terminate immediately in the event that the Investor materially breaches its obligations to the Company under Section 5.

(b) If this Agreement is terminated in accordance with this Section 10, this Agreement shall forthwith become null and void, but no termination shall relieve either party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, Sections 12, 13, 14 and 15 shall survive the termination of this Agreement.

11.	Expenses.

The Company shall reimburse the Investor for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys’ fees and other legal expenses) incurred by the Investor in connection with its engagement with the Company and the negotiation and execution of this Agreement and related filings; provided, however, that such reimbursement shall not exceed $560,000 in the aggregate.

12.	Notices.

All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending, if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company:

OraSure Technologies, Inc.

220 East First Street

Bethlehem, PA 18015

Attention: Legal Department

Email: [***]

with mandatory copies (which shall not constitute notice) to:

Goodwin Procter LLP

3025 John F Kennedy Blvd

Philadelphia, PA 19104

Attention: Rachael Bushey, Leonard Wood, Justin Platt

Email: rbushey@goodwinlaw.com

leonardwood@goodwinlaw.com

jplatt@goodwinlaw.com

If to the Investor:

Altai Capital Management, L.P.

PO Box 15203

Irvine, CA 92623

Attention: Rishi Bajaj

Email: [***]

with mandatory copies (which shall not constitute notice) to:

McDermott Will & Schulte LLP

919 Third Avenue

New York, NY 10022

Attention: Ele Klein; Brandon Gold

Email: eklein@mcdermottlaw.com; bgold@mcdermottlaw.com

13.	Governing Law; Jurisdiction; Jury Waiver.

This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Delaware. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the federal courts of the United States, the federal courts sitting in the State of Delaware and any appellate court from any such state or federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by service of a copy thereof delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 12. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

14.	Specific Performance.

Each party to this Agreement acknowledges and agrees that the other party would be irreparably injured by an actual breach of this Agreement by the first-mentioned party or its Representatives and that monetary remedies would be inadequate to protect the non-breaching party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief, without the necessity of posting a bond or other security, if the other party or any of its Representatives breaches or threatens to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching party.

15.	Certain Definitions and Interpretations.

As used in this Agreement:

(a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons that at any time prior to the Termination Date become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that, for purposes of this Agreement, the Investor shall not be an Affiliate or Associate of the Company, and the Company shall not be an Affiliate or Associate of the Investor; provided, further, that Affiliates and Associates of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) or such entity is acting directly or indirectly at the direction of, in concert with, or as part of a group with such person;

(b) the terms “beneficial ownership,” “group,” “proxy,” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rule 14a-1(l)(2)(iv) and Rule 14a-2 under the Exchange Act;

(c) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law;

(d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(e) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring or other similar corporate transaction with a Third Party that, in each case, results in a change in control of the Company or the sale of all or substantially all of its assets, in each case whether effected in a single transaction or a series of related transactions;

(f) the term “Governmental Authority” means any federal, state, local, municipal, or foreign government and any political subdivision thereof, any authority, bureau, commission, department, board, official, or other instrumentality of such government or political subdivision, any self-regulatory organization or other non-government regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), including, but not limited to, the SEC and its staff, and any court of competent jurisdiction;

(g) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, organization or other entity of any kind or nature;

(h) the term “Representatives” with respect to a person means (i) such person’s Affiliates and Associates and (ii) such person’s and such person’s Affiliates’ and Associates’ respective principals, directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives, in each case, acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates;

(i) the term “SEC” means the U.S. Securities and Exchange Commission;

(j) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof;

(k) the term “Third Party” refers to any person other than the Company, the Investor and any of their respective Affiliates, Associates or Representatives in their capacities as such;

(l) the word (i) “including” (in its various forms) means “including, without limitation”; (ii) the words “hereunder,” “hereof,” “hereto,” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; and (iii) the word “or” is not exclusive;

(m) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and

(n) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

16.	Miscellaneous.

(a) This Agreement, including all exhibits hereto, contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) This Agreement is solely for the benefit of the parties and is not enforceable by any other persons.

(c) This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the permitted successors and assigns of each party.

(d) Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

(f) Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

(g) This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h) Each party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed this Agreement with the advice of such counsel.

(i) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

COMPANY:

ORASURE TECHNOLOGIES, INC.

By:	/s/ John P. Kenny
Name: John P. Kenny
Title: Director

INVESTOR:

ALTAI CAPITAL MANAGEMENT, L.P.

By:	/s/ Rishi Bajaj
Name: Rishi Bajaj
Title: Authorized Signatory

ALTAI CAPITAL MANAGEMENT, LLC

By:	/s/ Rishi Bajaj
Name: Rishi Bajaj
Title: Authorized Signatory

[Signature Page to Cooperation Agreement]

EXHIBIT A

Form of Press Release

Exhibit 99.1

On April 16, 2026, OraSure Technologies, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

OraSure Technologies Appoints John D. Bertrand to its Board of Directors

Enters into Cooperation Agreement with Altai Capital

Board to Seek Shareholder Approval for Declassification at the 2026 Annual Meeting

BETHLEHEM, Pa., April 16, 2026 — OraSure Technologies, Inc. (“OraSure” and “OTI”) (NASDAQ: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today announced the appointment of John D. Bertrand to its Board of Directors as an independent director, effective immediately.

Mr. Bertrand is a healthcare technology executive with more than a decade of experience driving AI-enabled innovation in diagnostics. He co-founded Digital Diagnostics Inc. and most recently served as its Chief Executive Officer, helping to transform the company from a research-stage organization into a global commercial platform for disease diagnosis. Previously, Mr. Bertrand held senior leadership positions at Epic Systems Corporation, with responsibility spanning product development, customer success, and business development. He also served as a Senior Advisor to Bain Capital and as Executive in Residence at 8VC, with a focus on AI applications in healthcare information technology.

OraSure also announced that it will seek shareholder approval at its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to declassify the Board. The declassification proposal will be detailed in the Company’s 2026 Proxy Statement, which will be filed with the U.S. Securities and Exchange Commission in advance of the Annual Meeting.

“We are pleased to welcome John to our Board as we continue to make meaningful progress in advancing our multi-year transformation strategy,” said Jack Kenny, Chair of the OTI Board. “OraSure is well positioned to continue accelerating our growth and driving margin improvement, and we believe John’s experience in AI-enabled diagnostics and commercial healthcare technology will strengthen our strategic efforts. Our proposal to declassify the Board further underscores our commitment to strong governance, disciplined oversight, and ongoing shareholder engagement as we work to deliver sustained, long-term value.”

In connection with the updates announced today and following constructive engagement, the Company has entered into a Cooperation Agreement with Altai Capital Management, L.P. (“Altai”). Under the terms of the Cooperation Agreement, Altai will withdraw its director nominations for the Annual Meeting and members of OraSure’s Board and management team will meet with Altai on a regular basis to discuss financial and strategic matters.

“We are pleased with the outcome of our engagement with OraSure and the steps the Company has taken to enhance its Board and governance practices,” said Rishi Bajaj, Founder and CIO of Altai. “John’s appointment, together with our ongoing constructive dialogue with OraSure’s Board and management team, strengthens our confidence that the Company is on the path to delivering sustained value. We believe OraSure is well positioned to create meaningful long-term value for shareholders as it executes its strategy.”

The Cooperation Agreement includes customary standstill, voting, and other provisions and will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

Evercore is serving as financial advisor, Goodwin Procter LLP is serving as legal advisor, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to OraSure. McDermott Will & Schulte LLP is serving as legal advisor and ASC Advisors is serving as strategic communications advisor to Altai.

About OraSure Technologies, Inc.

OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physicians’ offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors could cause actual performance or results to be materially different from those expressed or implied in these statements. Factors that could affect our results are discussed more fully in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure undertakes no duty to update these statements.

Important Additional Information

OraSure intends to file a proxy statement and proxy card with the SEC in connection with its solicitation of proxies for the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings.

Participant Information

The Company, each of its directors (Carrie Eglinton Manner (Chief Executive Officer), Steven K. Boyd, Nancy J. Gagliano, M.D., M.B.A., John P. Kenny, Lelio Marmora and Robert W. McMahon) and one of its executive officers in addition to Ms. Eglinton Manner (Kenneth J. McGrath, Chief Financial Officer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Executive Officers,” “Election of Directors,” “Compensation Discussion and Analysis,” “Director Compensation,” and “Stock Ownership of Certain Beneficial Owners and Management” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC on March 27, 2025 for Mr. Kenny (available  here and here), Mr. Marmora (available here), Mr. McMahon (available  here), Ms. Gagliano (available here); on June 5, 2025 for Ms. Eglinton Manner (available here); June 25, 2025 for Mr. Kenny (available  here); on August 4, 2025 for Mr. McMahon (available  here); on August 11, 2025 for Mr. McGrath (available  here); on September 26, 2025 for Mr. Kenny (available  here and here); December 2, 2025 for Ms. Gagliano (available here) and Mr. Boyd (available  here); on December 19, 2025 for Mr. Kenny (available  here and here); on March 3, 2026 for Mr. McGrath (available here) and Ms. Eglinton Manner (available  here);on March 16, 2026 for Mr. McGrath (available  here) and Ms. Eglinton Manner (available  here); on March 23, 2026 for Ms. Eglinton Manner (available  here) and Mr. McGrath (available here); and on March 30, 2026 for Mr. Boyd (available  here). Such filings are also available on the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings. Updated information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting.

Investor Contact:	Media Contact:

Jason Plagman	Amy Koch

VP, Investor Relations	Director, Corporate Communications

investorinfo@orasure.com	media@orasure.com

Adam Pollack / Chloe Karp

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449